FIGS Releases Fourth Quarter and Full Year 2021 Financial Results

2021 net revenues increased 60% year over year to record $420 million

SANTA MONICA, Calif., March 8, 2022 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, today released its fourth quarter and full year 2021 financial results and posted a letter to shareholders on its investor relations website at https://ir.wearfigs.com/financials/quarterly-results/default.aspx.

Financial Highlights

Fourth Quarter 2021:

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Net revenues were $128.7 million, an increase of 42.7% year over year.
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Gross margin was 69.9%, a decrease of 110 basis points year over year.
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Net income was $12.6 million and diluted earnings per share was $0.06.
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Net income, as adjusted(1) was $18.6 million and diluted earnings per share, as adjusted(1) was $0.09.
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Adjusted EBITDA(1) was $31.9 million, an increase of $10.5 million year over year.
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Adjusted EBITDA margin(1) was 24.8%, an increase of 110 basis points year over year.

Full Year 2021:

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Net revenues were $419.6 million, an increase of 59.5% year over year. Excluding the $4.2 million non-recurring related party sale in Q3 2020, net revenues grew 62.1% year over year.(1)
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Gross margin was 71.8%, a decrease of 50 basis points year over year.
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Net loss was $9.6 million and diluted loss per share was $0.06, primarily due to $50.4 million of pre-tax stock-based compensation expense incurred in connection with our IPO.
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Net income, as adjusted(1) was $55.9 million and diluted earnings per share, as adjusted(1) was $0.30.
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Adjusted EBITDA(1) was $105.2 million, an increase of $36.1 million year over year.
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Adjusted EBITDA margin(1) was 25.1%, a decrease of 120 basis points year over year.

Key Operating Metrics

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Active customers(2) as of December 31, 2021 increased 46% to 1.9 million.
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Net revenues per active customer(2) was $224, an increase of 11% year over year.
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Average Order Value (AOV)(2)
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For Q4 2021, AOV was $113, an increase of 15% year over year.
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For full year 2021, AOV was $105, an increase of 12% year over year.

Comments from FIGS’ Co-Founder and Co-Chief Executive Officer, Trina Spear:

“Our 2021 performance included record net revenues of $420 million, over 60% adjusted revenue growth, over 70% gross margin, $105 million in adjusted EBITDA, and a 25% adjusted EBITDA margin. The fact that we achieved all of these results at the same time speaks volumes about the strength of our business,” said Trina. “This performance truly exemplifies the strength of the FIGS team, the power of our brand and our deep connection with the healthcare community.”

2022 Financial Outlook

Net Revenues	$550 Million - $560 Million

Gross Margin	70%+

Adjusted EBITDA Margin(3)	20%+

(1) Net revenues, as adjusted, net income, as adjusted, diluted earnings per share, as adjusted, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net revenues.

(2) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding Company performance. For information regarding how we calculate our key operational and business metrics, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

(3) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details

FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-844-200-6205 (US) or 1-929-526-1599 (International) and the conference ID 927529. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on March 15, 2022. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International). An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.

Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.” The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period.

The Company uses “net revenues, as adjusted,” “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net revenues, as adjusted” as net revenues, adjusted to exclude non-recurring related party sales. The Company calculates “net income, as adjusted, as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.

Forward Looking Statements

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s outlook as to net revenues, gross margin and adjusted EBITDA margin for the full year ending December 31, 2022; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021, our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC, and our other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(Unaudited)

The following table presents a reconciliation of net revenues, as adjusted, to net revenues, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2021	2020
	($ in thousands)
Net Revenues	$419,591	$263,112
Deduct:
Related party sales	—	(4,200)
Net Revenues, as adjusted	$419,591	$258,912

The following table presents a reconciliation of diluted earnings per share, as adjusted and net income, as adjusted to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2021	2020
	($ in thousands, except share and per share amounts)
Net income (loss)	$(9,556)	$49,758
Add (deduct):
Transaction costs	2,019	296
Expenses related to non-ordinary course disputes(1)	8,183	1,197
Stock-based compensation expense in connection with the IPO and other(2)	56,084	—
Income tax impacts of items above	(843)	(153)
Net income, as adjusted	$55,887	$51,098
Diluted EPS, as adjusted	$0.30	$0.31
Weighted-average shares used to compute Diluted EPS, as adjusted(3)	189,082,110	163,331,348

(1) Represents legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and which will be described in the section titled “Legal Proceedings” appearing on our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC.

(2) Includes certain stock-based compensation expenses including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO.

(3) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP:

	Year ended December 31,
	2021	2020
	($ in thousands, except margin)
Net income (loss)	$(9,556)	$49,758
Add (deduct):
Other income (loss), net	1,124	(136)
Gain/loss on disposal	—	2
Provision for income taxes	19,415	8,318
Depreciation and amortization expense(1)	1,424	946
Stock-based compensation and related expense(2)	83,516	8,713
Transaction costs	1,139	296
Expenses related to non-ordinary course disputes(3)	8,183	1,197
Adjusted EBITDA	$105,245	$69,094
Adjusted EBITDA Margin	25.1%	26.3%

(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”

(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.

(3) Represents legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and which will be described in the section titled “Legal Proceedings” appearing on our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC.

Contacts

Investors:

Carrie Gillard

IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com